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                        CONFIDENTIAL TREATMENT REQUESTED


                                                                   EXHIBIT 10.6

                     Siebel Systems and Andersen Consulting

                         Strategic Business Alliance

                           Master Alliance Agreement

                SIEBEL SYSTEMS, INC. AND ANDERSEN CONSULTING LLP

                           MASTER ALLIANCE AGREEMENT

        This Master Alliance Agreement is entered into as of March 17, 1995 by and between Siebel Systems, Inc., a California corporation ("Siebel") and Andersen Consulting LLP, an Illinois partnership ("Andersen") on behalf of and for the benefit of all entities throughout the world comprising the Andersen Consulting worldwide organization (as defined below).

        WHEREAS, Siebel is a software company with the objective of becoming the global market leader in the Sales Force Automation market;

        WHEREAS, Andersen Consulting is a leading business integration services provider with the objective of becoming the global market leader in the Sales Effectiveness professional services market;

        WHEREAS, the parties as of March 17, 1995 entered into a Series B Preferred Stock Purchase Agreement by which Andersen has acquired a minority interest in Siebel with the intent of creating a unique and preferential relationship between the parties, including a seat on the Siebel Board of Directors; and

        WHEREAS, the parties also wish to set forth the terms on which they will work together in a partnership spirit to further their mutual benefit and create a framework and structure for that cooperation related to Siebel's application software products, (the "Siebel Product(s)").

        NOW, THEREFORE, the parties, in consideration of the mutual promises made herein, agree as follows:

1. ALLIANCE GOALS

        The parties anticipate working together in a number of ways pursuant to this Agreement with the objective of working together in a win/win relationship to maximize the potential revenues and profitability of each party in its respective areas without constraining each other's business. Each party intends to be a leader in its respective market.

2. ALLIANCE SCOPE

        (a) This alliance is broad and covers joint activities in marketing and selling, Andersen's use of Siebel products, technology transfer, cooperative development of products and solutions, cooperative development and marketing of training, and Andersen's incorporation of Siebel Products in various enterprises and business process management organizations/initiatives.



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                                               CONFIDENTIAL TREATMENT REQUESTED

   (b) This Agreement is intended to be worldwide in scope. All the rights and benefits of this Agreement inure to the benefit of any entity comprising the Andersen Consulting worldwide organization (i.e., any Andersen Consulting entity having a Member Firm Interfirm Agreement with Andersen Worldwide or any other entity controlling, controlled by or under common control with such an entity or a partner of Andersen Worldwide). This Agreement is the overall framework for this alliance. However in some cases, specific implementation of this relationship in countries other than the US will need to be reflected in local country addendum added to this Agreement from time to time, executed by the Andersen Consulting entity in the country and an entity representing Siebel; the intent is that such addendum will not modify the terms of this Agreement except to the extent agreed by the parties as necessary to reflect local business conditions and legal requirements. [***]

   (c) This Agreement is non-exclusive in nature. However, the intent is that both parties will focus their efforts to build a significant and profitable relationship beneficial to both parties. Each party will use commercially reasonable efforts to raise the visibility of the other's products and services within its organization.

   (d) This Agreement and the relationship formalized under it are intended to be implemented in a strong spirit of partnership between the parties. The foregoing notwithstanding, nothing in this Agreement is intended to or shall be deemed to create a partnership or joint venture of any kind or for any purpose. The parties shall be and remain independent contractors at all times. Neither party shall have any authority to, or shall attempt to, bind or commit the other party for any purpose. Neither party shall make any representations or warranties concerning the products or services of the other that are inconsistent with those made by the other party in its then current published materials.

   (e) In general terms, Andersen and Siebel will cooperate to identify and close business opportunities where Andersen will be the provider of Siebel related professional services including sales force reengineering, change management, system integration, configuration, installation, project management and usage training, and where Siebel will be the provider of the application software and related application software maintenance, support services and user training. Upon closure of jointly marketed opportunities, Andersen contracts directly with the customer for the professional services and Siebel contracts directly for the application software license and application software maintenance.


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                                               CONFIDENTIAL TREATMENT REQUESTED

   (f) The objective of the Siebel and Andersen partnership is to create a win/win environment which is characterized as helping both companies maximize their growth and their respective global market leadership position. [***] As such, Siebel serves as the provider of the Sales Force Automation application software. Andersen serves as the provider of Siebel-related professional services including sales force re-engineering, change management, system integration, configuration, installation, and training.

   (g) The goal of the Siebel and Andersen partnership is to maximize the potential revenues and profits of both companies without constraining either party's business. As part of this win/win approach to the partnership, Andersen will promote the Siebel Sales Enterprise as Andersen's preferred solution for Sales Force Automation, and Siebel will promote Andersen as Siebel's preferred system integrator for the Siebel Sales Enterprise. The structure of this business alliance is quite broad including joint marketing and selling activities, an Andersen internal use agreement, joint product development and product specification, and the cooperative development of industry specific and application specific Siebel application templates.

   (h) Whenever possible, Siebel and Andersen will team to jointly win opportunities. However, in some cases customers will want to purchase Siebel software without Andersen services, and in other cases, customers will want to use Andersen's Sales Effectiveness services without using Siebel software. Both Siebel and Andersen will endeavor to win business regardless of whether both parties are able to team. Accordingly, neither party will constrain the others' business opportunity; instead, through effective partnership, each party will make the other party as successful as possible.

   (i) Andersen and Siebel will conduct business with one another on a preferred basis.

[***]



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Both organizations shall expect:

        -- joint advertising

        -- jointly developed brochures and other collateral

        -- joint marketing and sales plans.

    (j) Even though the intent of the parties is to work together to accomplish stated alliance goals, it is understood there may be particular prospects who will not wish to use the products or services of either party, and in such cases, the parties will still work together as appropriate to facilitate the opportunity for the one party as long as it makes good business sense for each party (particularly taking into account whether a competitor is involved).

3.  BASIC UNDERSTANDINGS

    (a) Joint Marketing and Sales -- The parties shall cooperate in joint marketing and sales activities.

        (1) Andersen will promote the Siebel Products as Andersen's preferred solution for Sales Force Automation. Siebel will promote Andersen Consulting as Siebel's preferred systems integrator for the Siebel Products.

        (2) The parties will report performance no less than semi-annually against the alliance goals to be defined from time to time. Additionally, progress on the activities and objectives outlined in this partnership will be reported no less than quarterly.

        (3) In the absence of agreement to the contrary, each party shall bear its own costs and expenses in performing joint sales and marketing activities.

        (4) In those sales situations targeting specific major accounts or defined groups of accounts the parties will execute a teaming agreement in the form attached to this Agreement, described below in Section 7.

        (5) Each party remains free to decline to pursue a specific opportunity in its discretion and, (subject to Section 7(c) below) may work with another product or services provider.

        (6) Siebel and Andersen will establish a joint selling model to more effectively coordinate joint selling activities. The details of the selling model will be developed and documented on an annual basis in an annual Siebel/Andersen Sales Plan.

        (7)  Joint Marketing Activities

             (a) Siebel and Andersen joint marketing will focus on the generation and closure of high-quality opportunities and a high level of awareness for the Siebel solution and Andersen Sales Effectiveness practice. The primary activities for achieving these goals are jointly-targeted key account calls, executive sales automation briefings, key industry events, advertising, press and analyst coverage, market specific demos and collateral. Siebel and Andersen will agree to jointly staff and fund these activities on a case-by-case basis.

             (b) The following is a list of initial joint marketing activities in which Andersen and Siebel are currently engaged or are investigating participation. It is the clear mutual intent of each party to extend and expand these activities.


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                (i) Executive Briefings: Siebel and Andersen, in conjunction with Microsoft have presented a series of nationwide executive briefings on sales information systems. Executive briefings were held in 14 major cities in the second quarter of 1995. Executive briefings were also held at the four 1995 DCI Field and Sales Force Automation conferences. Siebel and Andersen will use the current executive briefing series as a basis for an on-going series of seminars. It is anticipated that these executive briefings will be a key source of highly-qualified prospects.

                (ii) Key Industry Events: Siebel and Andersen will investigate joint participation in key industry events such as the four 1996 DCI Field and Sales Force Automation conferences. Joint marketing activities for these shows include pre-show booth preparation, mailing, and advertising; show exhibit and executive seminars; and post-show follow-up mailing and call backs.

                (iii) Advertising: Siebel and Andersen will investigate joint advertising in trade publications such as Oracle Magazine, DCI Show Guides, Power Selling Magazine, and Sales and Marketing Management Magazine.

                (iv) Press and Analyst Coverage: Siebel and Andersen will jointly target editorial coverage in client/server software magazines and through SFA client/server industry analysts including Gartner Group, Creative Strategies, Dataquest, Meta Group and Sentry Market Research.

                (v) Collateral: Siebel and Andersen will create joint collateral materials including brochures and white papers. Andersen will explore performing a study which will be the basis for a white paper on the productivity improvements and benefits resulting from Sales Force Automation.

                (vi) Delphi Study: Andersen and Siebel agree to investigate joint sponsorship of a "Delphi Study" on the Sales Force Automation intentions and requirements of major corporations. The parties expect that this study will be self-funded by engagement clients.


        (8) Neither party commits to the other any specific results of the joint or separate marketing activities under this Agreement. However, each party agrees to focus its best efforts in achieving the alliance goals.

   (b) Publicity -- All press releases, publicity, marketing or sales materials, or other materials developed by or on behalf of either party to further the purposes of this Agreement that refer to this Agreement or the relationship between the parties, or otherwise use the name of the other party, shall be subject to prior review and written approval by the alliance executive of the other party. There will be classes of materials that will be previously approved by the parties and therefore do not require additional approval at the time of use/issuance. Nothing in this Agreement conveys any license or right to any trademark, service mark, trade name or other name of either party. The foregoing notwithstanding, either party may include factual descriptions of the relationship between the parties in oral presentations without consent. Both parties agree to issue a news release to provide a market update on the partnership in 1996.

   (c) Andersen and Siebel Internal Marketing -- Andersen and Siebel agree to implement activities to raise the internal visibility of each organization's products and services. The Siebel/Andersen alliance team will develop specific plans for internal marketing on an annual basis.


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                                               CONFIDENTIAL TREATMENT REQUESTED

        (d) Andersen Use of Siebel Products - In the course of working together, Andersen will need access to Siebel products for sales and marketing, customer projects, coordination with the Siebel sales organization and potentially for internal Andersen uses. Siebel will license the Siebel products to Andersen under specific software license agreements that will be incorporated into this agreement.

                (1) For the purpose of promoting Siebel Products, coordinating sales and marketing efforts with Siebel personnel and providing configuration, training and integration services to current licensees of the Siebel products, Siebel will provide [***] See Attachment I, Andersen Sales and
Marketing and Services Siebel Software Licensing Agreement for this license.

                (2) Andersen shall have the right to demonstrate the Siebel Products both to customer prospects and internally with and without direct Siebel participation.

                (3) Andersen may choose to provide Siebel Products to its organization for internal business management. A separate Siebel Product license will be developed for piloting and rolling out Siebel Product. Pricing will be in accordance with the following:

                        (i) Andersen will be able to pilot the Siebel Sales Enterprise (including all product modules that are included in the general release of the Siebel Sales Enterprise at the time of the pilot) during calendar year 1996 at [***]. The pilot period will end no later than December 31, 1996. At the conclusion of this pilot period, Andersen will have the option to acquire a perpetual license (for internal Andersen use only) of a maximum of [***] serial numbered seats of the Siebel Sales Enterprise Version 2.x for a license fee of [***] payable to Siebel on or before December 31, 1996.

                        (ii) Andersen's pilot users and systems personnel will be trained and supported by Andersen's Sales Force Effectiveness team. During the pilot period, Andersen may use a maximum of [***] copies of the Siebel Sales Enterprise. Should the number of copies in use at Andersen exceed [***], the usage will be considered to be a production use and the [***] license fee shall be immediately payable to Siebel.

                        (iii) In the event Andersen exercises the option to acquire the Siebel Sales Enterprise license, all updates, enhancements, bug fixes and support that Siebel provides to its other Siebel Sales Enterprise licensees under Siebel's standard Software Maintenance and Support Services will be provided to Andersen during the term of this Agreement for an annual fee of [***] of license fees, payable in advance. The maintenance period shall begin at the time that Andersen begins production use of Siebel Sales Enterprise.

                        (iv)  [***].

                (4) During the term of this Agreement, in consideration of Andersen's joint marketing role, Siebel will provide to the Andersen Sales Force Effectiveness team usage of the Siebel Products for internal usage without additional charge.

7


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                                               CONFIDENTIAL TREATMENT REQUESTED

         (5) Siebel will provide Andersen access to Siebel Product training materials for the purposes of business development, configuration center and project team skills development, and creation of customer specific training materials. These training materials will be made available for both internal use and for resale and reuse at the commercial list price then in effect, currently [***] per set. Access to Siebel Product training materials will be governed by Attachment II (Intellectual Property Rights and Copyright Provisions) and Attachment III (Confidentiality).

         (6) Siebel also agrees to provide Andersen personnel preferred access to Siebel product briefings, user group meetings, training sessions and materials, and product documentation.

     (e) Responsibilities -- Each party shall be and remain fully responsible for its products and services and for all licenses and other arrangements with users of its products and/or services, including providing warranties, maintenance and support. Each party shall remain fully responsible for the activities of its personnel. Each party will indemnify the other and its officers, partners, employees and affiliates from and against any claim by any third party arising out of the responsibilities of the indemnifying party hereunder, provided the indemnified party shall have given prompt notice of the claim and shall make no settlement of such claim without the express written consent of the indemnifying party.

     (f) Subcontractor Relationships -- [***]

     (g) Payment Obligations -- There shall be no payments or obligations to pay between the parties except as expressly provided in this Agreement. Neither party shall have any right to share in any revenues derived by the other, nor shall there be any sharing of revenue of any kind as a result of joint marketing activities hereunder. Each party shall be fully responsible for its costs or expenses in performing under this Agreement except as expressly provided to the contrary in this Agreement.

     (h) Intellectual Property Rights and Copyrights -- Throughout the course of working together on this alliance, there will be many occasions where we will share proprietary information. Both parties agree to abide by the intellectual property and copyrights provisions described in Attachment II.

     (i) Confidentiality -- Both parties agree to protect each other's confidential information as described in Attachment III.

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                                               CONFIDENTIAL TREATMENT REQUESTED

        (j) Facilities -- Both parties anticipate benefits from being co-located. Facilities plans will be developed describing the facilities requirements and cost sharing for Andersen personnel housed in Siebel facilities and Siebel personnel in Andersen facilities.

4. RELATIONSHIP MANAGEMENT

        (a) Each party shall designate an alliance executive to be its principal representative in connection with performance under this Agreement. The initial executives are John Rife for Andersen and Thomas Siebel for Siebel. Both organizations should identify an alliance director responsible for the ongoing management of the relationship.

        (b) [***]

        (c) Either party shall have the right to change participants in (a) and
(b) above although in any case a party's representatives shall always have sufficient seniority and authority for the role, and shall be reasonably acceptable to the other party.

5. TECHNOLOGY TRANSFER ACTIVITIES

        (a) The parties will work together to explore ways in which they might increase technology transfer processes to their mutual benefit. Specific technology transfer activities and meetings will be defined from time to time by the alliance executives and alliance directors, who will report to the Board periodically on activities and progress in this area.

        (b) [***]

        (c) [***]

        (d) Andersen will from time to time provide access to Andersen developed software products and configuration templates for Siebel's evaluation of possible use in future releases of the Siebel Products. Any such use may only be with the execution of a written agreement granting Siebel the rights to use the Andersen materials.

    (e) Andersen and Siebel intend to create a "Siebel Software Configuration Center", staffed by Andersen personnel, on Siebel premises. The staffing levels, functions and activities of this center will be defined from time to time by the parties.

    (f) It is understood that Siebel remains fully responsible for its products and assumes full liability to its users and others with respect to such products.

    (g) The activities of the parties with respect to technology transfer are subject to the Intellectual Property Rights and Confidentiality Provisions described below in Attachment II and Attachment III, respectively.

6.  FACILITIES

It is to the mutual advantage of Siebel and Andersen to have staff co-resident in a common facility. As such, both parties agree to a cost sharing of direct and indirect facilities cost. For the existing space leased by Siebel at 4005 Bohannon Drive, Menlo Park, California, Andersen agrees to pay a pro rata share for all facilities costs including rent, utilities and administration on a monthly basis. Andersen's share of the costs shall be based upon its relative space consumption.

Given the increased personnel requirements for both Siebel and Andersen associated with our increased business activity, it is clear that Siebel's existing facility is insufficient to meet the needs of both parties. Accordingly, Siebel and Andersen will jointly forecast space requirements 24 months in advance and then search for the appropriate space. For this next space leased by Siebel, Andersen agrees to develop a mutually acceptable plan to pay for a share of all facilities costs based on the projected percentage of space and related-services used by Andersen employees at the facility.

Andersen is also responsible for the acquisition and support of appropriately configured computers for Andersen employees at the Siebel facility. Andersen will retain ownership of these computers. Andersen will provide administrative support for Andersen personnel assigned to the facility.

7.  EXHIBITS AND ATTACHMENTS TO THIS AGREEMENT

    (a) The parties expect and intend a flexible and dynamic relationship pursuant to this Agreement, and recognize that details of the arrangements will change from time to time.

    (b)  The following exhibit is incorporated into this Agreement:
         Exhibit A -- Teaming Agreement Form

    (c) The following attachments describe specific elements of the alliance and are incorporated into this agreement:

         Attachment I - Andersen Sales and Marketing and Services Siebel
           Software License Agreement
         Attachment II - Intellectual Property Rights and Copyright Provisions Attachment III - Confidentiality Provisions



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8. TERM AND TERMINATION

   (a) The initial term of this Agreement shall be four years. Unless either party notifies the other at least 90 days prior to expiration of a term of its intent not to renew, this Agreement shall renew for up to two additional three year terms on the terms set forth in this Agreement. Modifications to this Agreement are subject to approval by the Alliance Board and the appropriate executives in both organizations.

   (b) Either party may terminate this Agreement at any time for material breach by the other of any term of this Agreement, provided it has given the other party prompt notice of the breach, identifying specifically the breach, and provided further that the breaching party has not cured the breach within 30 days of its receipt of the notice.

   (c) Sections 2(d), 3(e), 3(g), 3(h) and 3(i) shall survive termination of this Agreement for any purpose, as shall any prime-subcontracts or licenses granted hereunder (which shall be governed by their own terms).

9. MISCELLANEOUS

   (a) Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws rules.

   (b) Notices. Any notice or formal communication required or permitted under this Agreement shall be in writing and delivered to the parties at the following addresses:


        Andersen Consulting:

           John T. Kunzweiler
           Andersen Consulting LLP
           1661 Page Mill Road
           Palo Alto, California 94304

        Seibel:

           Thomas Seibel
           Seibel Systems, Inc.
           4005 Bohannon Drive
           Menlo Park, California 94025

           with a copy to
           Kevin Johnson
           Vice President, Legal
           Seibel Systems, Inc.
           4005 Bohannon Drive
           Menlo Park, California 94025

        (c) Nonsolicitation. Neither party shall, during the term of this Agreement and a period of one year after termination hereof, solicit to hire or solicit to retain in any form any personnel of the other to which such party was exposed during the performance of this Agreement, without prior mutual approval.

        (d) Nonassignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either party without the prior written consent of the other party, provided that Andersen may assign this Agreement to any other entity within the Andersen Worldwide organization via the local country addendum.

        (e) Entire agreement. This Agreement, together with the Attachments, constitutes the entire business agreement between the parties hereto and supersedes any and all prior agreements, arrangements and/or understandings between the parties relating to the subject matter hereof. This Agreement shall not be deemed or construed to be modified or amended except by written agreement of the parties. In no event shall either party to this Agreement have any liability to the other for any incidental, consequential, indirect or punitive loss, damage or expense, even if it has been advised of its possible existence.

        (f) No Waiver. The failure of either party at any time to require performance by the other of any provision hereof shall in no way constitute a waiver thereof unless waived in writing. Nor shall the waiver of any breach of any provision hereof be held to be a waiver of any subsequent breach of such provision or any other provision.

        (g) Force Majeure. Neither party shall be liable for any delays or failure in performance due to causes beyond its reasonable control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SIEBEL SYSTEMS, INC.                            ANDERSEN CONSULTING LLP

BY                                              BY
  ------------------------------                   -----------------------------

TITLE                                           TITLE
      --------------------------                      --------------------------

SIGNATURE/DATE                                  SIGNATURE/DATE
               -----------------                               -----------------





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                     SIEBEL SYSTEMS AND ANDERSEN CONSULTING

                           STRATEGIC BUSINESS ALLIANCE

                                  ATTACHMENT I

                             SIEBEL SOFTWARE LICENSE

                               ANDERSEN CONSULTING
                        SALES AND MARKETING AND SERVICES
                             SIEBEL SALES ENTERPRISE
                     SOFTWARE LICENSE AND SERVICES AGREEMENT

         THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (the "Agreement") is between SIEBEL SYSTEMS, INC., with its principal place of business at 4005 Bohannon Drive, Menlo Park, CA 94025 ("Siebel"), and Andersen Consulting LLP, with its principal place of business at 69 West Washington, Chicago, IL 60602 ("Customer").

         The terms of this Agreement shall apply to each Program License granted by Siebel under this Agreement. When completed by the parties, the Order Form(s) to this Agreement shall evidence the Program Licenses granted and the services to be provided to Customer hereunder.

1.     DEFINITIONS

       1.1 "PROGRAM" OR "PROGRAMS" shall mean the computer software in object code form owned or distributed by Siebel for which customer is granted a Program License pursuant to this Agreement; the media upon which such software is delivered to Customer; the guides and manuals for use of such software ("Documentation"); and Updates.

       1.2 "DESIGNATED SYSTEM" OR "DESIGNATED SYSTEMS" shall mean the computer hardware and operating system(s) designated on the Order Form(s).

       1.3 "USER SYSTEM" shall mean the computer hardware and operating systems operated by Users in the course of their employment with Customer, including notebook and portable computers.

       1.4 "SERVER PROGRAMS" shall mean those portions of the Programs that reside and operate on the Designated System.

       1.5 "USER PROGRAMS" shall mean those portions of the Programs that reside and operate on User Systems.

       1.6 "USER" OR "USERS" shall mean an individual or individuals authorized by Customer to use specified Programs, regardless of whether the individual is actively using the Programs at any given time. The maximum number of Users that may use the User Programs or access the Server Programs consistent with the terms of Program Licenses granted herein is specified on the Order Form(s).

       1.7 "LIMITED PRODUCTION PROGRAM" shall mean a Program which is not generally licensed for commercial use by Siebel or which is not listed in Siebel's generally available marketing literature or which is designated as a Limited Production Program by Siebel.

       1.8 "ANCILLARY PROGRAM" shall mean third party software delivered with or embedded in the Programs that is necessary for the operation of the Programs.

2.     PROGRAM LICENSE

       2.1    RIGHTS GRANTED.

              A. Siebel grants to Customer a nontransferable, nonexclusive license to use the Programs which the Customer obtains under this Agreement ("Program License") as follows:

                   i) To use the User Programs and Server Programs solely in connection with Customer's consulting activities, including marketing, training, configuration, limited internal pilots, and integration, which support marketing and licensing of the Programs by Siebel to other third parties, up to the applicable maximum number of designated Users as set forth in the Order Form(s);

                   ii) To use the Documentation provided with the Programs in support of customer's authorized use of the Programs;

                   iii) To use the Programs in conjunction with other software products.

              B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs.

              C. Customer agrees not to use Programs in connection with Customer's internal information management requirements other than those activities described in 2.1.A.i above.

              D. Siebel shall retain all title, copyright and other proprietary rights in and to the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement. In the event that Customer makes suggestions to Siebel regarding new features, functionality or performance enhancements that Siebel adopts for the Programs, such new features, functionality or performance shall become the sole and exclusive property of Siebel.

              E. To use a Program, Customer may need to use an Ancillary Program. The Ancillary Program may be used only in combination with Programs for the purpose of installing or operating Programs as described on the Order Form(s) or Documentation, and for no other purpose. Customer shall have no right to use Ancillary Programs in connection or combination with any other software programs.

              F. As an accommodation to Customer, Siebel may supply Customer with preproduction releases of Programs (which may be labeled "Alpha" or "Beta"). Customer acknowledges that these products may not be suitable for general use.

              G. Siebel hereby represents and warrants that it has the right to provide the Programs to Customer under this agreement.

       2.2 TRANSFER AND ASSIGNMENT. Customer may transfer a Program within its organization from the Designated System to another Designated System, provided Customer maintains a log showing the distribution of Programs.

       2.3 VERIFICATION. At Siebel's written request, not more frequently than annually, Customer shall furnish Siebel with a certificate executed by an officer of Customer (a) verifying that the Programs are being used pursuant to the provisions of this Agreement, including any User and other limitations; and (b) listing the locations, types and serial numbers of the Designated Systems on which the Programs are run.

              Siebel may, at its expense and upon thirty (30) days prior written notice to Customer, audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours and shall not unreasonably interfere with Customer's business activities. Audits shall be conducted no more than once annually.

3.     TERM AND TERMINATION.

       3.1 TERM. Each Program License granted under this Agreement shall remain in effect perpetually unless the Program License or this Agreement is terminated as provided in Section 3.2 or 3.3.

       3.2 TERMINATION BY CUSTOMER. Customer may terminate any Program License at any time by providing written notice to Siebel; provided, however, that termination hereunder shall not relieve Customer of its obligations specified in Section 3.4.

       3.3 TERMINATION BY SIEBEL. Siebel may terminate this Agreement or any Program License at any time by providing written notice to Customer.

       3.4 EFFECT OF TERMINATION. Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it including injunctive relief. The parties' rights and obligations under Sections 2.1.B, 2.1.D, and Sections 4 and 5 shall survive termination of this Agreement.

       3.5 HANDLING OF PROGRAMS UPON TERMINATION. If a Program License granted under this Agreement terminates, Customer shall: (a) cease using the Programs, and (b) certify to Siebel with ten (10) days after expiration or termination that Customer has to the best of their knowledge destroyed or has returned to Siebel the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

4.     DISCLAIMERS AND LIMITATION OF LIABILITY.

       4.1 DISCLAIMERS. Siebel makes no warranty or representation whatsoever regarding the Programs or Documentation including but not limited to any express or implied warranty, including any implied warranties of merchantability or fitness for a particular purpose. Siebel does not warrant that the Programs will meet Customer's requirements, that the Programs will operate in the combinations which Customer may select for use, that the operation of the Programs will be uninterrupted or error- free, or that all Program errors will be corrected.

       4.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OF ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

              The provisions of this Agreement allocate the risks between Siebel and Customer. Siebel's pricing reflects this allocation of risk and the limitation of liability specified herein.

5.     GENERAL TERMS

       5.1 NONDISCLOSURE. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Siebel's Confidential Information shall include but not be limited to the Programs, source code, algorithms, formulas, methods, know how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, the terms and pricing under this Agreement, and all information clearly identified in writing at the time of disclosure as confidential.

              A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer shall not disclose the results of any performance tests of the Programs to any third party without Siebel's prior written approval.

              The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of five years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

       5.2 GOVERNING LAW. This agreement and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, excluding its conflict of law provisions.

       5.3 JURISDICTION. Any legal action or proceeding relating to this Agreement shall be instituted in a state court in Santa Clara or San Mateo County, California, or in a federal court in the Northern District of California. Siebel and Customer agree to submit to the jurisdiction of, and agree that venue is proper in these courts in any such legal action or proceeding.

       5.4 NOTICES. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given upon the date sent by confirmed facsimile or three (3) days following the date such notice was mailed by first class mail, to the addresses first set forth above.

              To expedite order processing, Customer agrees that Siebel may treat documents faxed by Customer to Siebel as original documents; nevertheless, either party may require the other to exchange original signed documents.

       5.5 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

       5.6 WAIVER. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Siebel's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought be either party more than one year after the cause of action has occurred.

       5.7 EXPORT ADMINISTRATION. Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export Laws; or (ii) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

       5.8 RELATIONSHIP BETWEEN THE PARTIES. Siebel is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

       5.9 SUCCESSORS. This Agreement shall inure to the benefit of the successors and assigns of Siebel and, subject to the restrictions transfer or assignment herein set forth, shall be binding upon the Customer and Customer's successors and assigns.

       5.10 ENTIRE AGREEMENT. This Agreement, together with the exhibits, appendices and attachments hereto, constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement and such exhibits, appendices and attachments. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE JANUARY 1, 1995.

EXECUTED BY ANDERSEN CONSULTING LLP            EXECUTED BY SIEBEL SYSTEMS, INC.

Signature:                                     Signature:
          ------------------------                       ---------------------

Name:                                          Name:
     -----------------------------                  --------------------------

Title:                                         Title:
      ----------------------------                   -------------------------

                                               CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT 1

                    SOFTWARE LICENSE AND SERVICES ORDER FORM

         Software licenses and services shall be provided by Siebel Systems, Inc. ("Siebel") to Andersen Consulting LLP ("Customer") pursuant to this Order Form and the Software License and Services Agreement dated November 3, 1995 ("Agreement").

         DESIGNATED SYSTEM (SERVER):                      Hardware:  N/A
                                                          Operating System:  N/A

         LOCATION OF DESIGNATED SYSTEM(S):                N/A

         NUMBER OF AUTHORIZED
         DESIGNATED SYSTEMS:                              N/A

         NUMBER OF AUTHORIZED USERS:                     [***]

         USER PROGRAMS LICENSED:

         User Programs:                                       Part Number                 Price per User
         --------------                                       -----------                 --------------
         Opportunity Management System                        W310MSUS001-v1.0            $        [***]
         Marketing Encyclopedia                               W31MESUS001-v1.0            $        [***]

         Electronic Document Manager                          W31EDMUS001-v1.0            $        [***]
         Correspondence and Fulfillment                       W31C&FFUS001-v1.0           $        [***]

         Revenue Forecasting                                  W31FORUS001-v1.0            $        [***]
         Quote Generation                                     W31QUOUS001-v1.0            $        [***]

         Reportwriter with Standard Reports                   W31REPUS001-v1.0            $        [***]
         Field Sale Connectivity                              W31FSCUS001-v1.0            $        [***]

         Total:                                                                           $        [***]

         The Program License fee per User referenced herein shall only apply to a maximum of [***] users.

         ORDER ACCEPTED AND ACKNOWLEDGED:


         ---------------------------------     ---------------------------------
         ANDERSEN CONSULTING, LLP.             SIEBEL SYSTEMS, INC.

         DATE:                                 DATE:
              ----------------------------          ----------------------------

                     SIEBEL SYSTEMS AND ANDERSEN CONSULTING


                          STRATEGIC BUSINESS ALLIANCE


                                 ATTACHMENT II


             INTELLECTUAL PROPERTY RIGHTS AND COPYRIGHT PROVISIONS

                SIEBEL SYSTEMS, INC. AND ANDERSEN CONSULTING LLP

        INTELLECTUAL PROPERTY RIGHTS AND COPYRIGHT PROVISIONS AGREEMENT


        THIS INTELLECTUAL PROPERTY RIGHTS AND COPYRIGHT PROVISIONS AGREEMENT is entered into by and between SIEBEL SYSTEMS, INC. ("Siebel") and ANDERSEN CONSULTING LLP ("Andersen"), effective March 17, 1995.

        1.      DEFINITIONS.

                1.1 "WORK PRODUCTS" shall mean all inventions, whether or not patentable, know-how, original works of authorship, developments, improvements or trade secrets (including but not limited to, computer software or related product such as training materials, product documentation, presentations, marketing collateral, etc.).

                1.2 "PROPRIETARY RIGHTS" means all patents, trade secrets, copyrights and other intellectual property rights.

                1.3 "APPLICATION USER TRAINING" shall refer to training materials incorporated into Siebel's General Release Product.

                1.4 "APPLICATION USAGE TRAINING" shall refer to training materials that are not incorporated into Siebel's General Release Product.

        2. OWNERSHIP OF SIEBEL DEVELOPED WORK PRODUCTS. Siebel shall own all Proprietary Rights in all Work Products developed by Siebel. Such Siebel-owned Work Products, means all Work Products to which Siebel has materially contributed to the specification, design, coding, documentation, quality assurance or support, notwithstanding minor contributions by Andersen. Andersen hereby assigns all Proprietary Rights in such Siebel-owned Work Products to Siebel and agrees that such Siebel-owned Work Products may be used by Andersen only with Siebel's prior written consent. Notwithstanding the foregoing, Siebel agrees that if any such Siebel-owned Work Products contain information which is confidential to Andersen, it shall be used by Siebel only in accordance with the terms of the Nondisclosure Agreement. In general, all software and related products developed by Siebel personnel are solely owned and copyrighted by Siebel. In general, any computer software or related product (training materials, product documentation, presentations, marketing collateral, etc.) upon which Siebel contributes materially to the specification, design, coding, documentation, quality assurance or support will be classified as Siebel-owned work product. Such products may be used by Andersen only with the permission of Siebel.

        3. OWNERSHIP OF ANDERSEN DEVELOPED WORK PRODUCTS. Andersen shall own all Proprietary Rights in any Work Products developed by Andersen. Such Andersen-owned Work Products means all Work Products to which Andersen has materially contributed to the specification, design, coding, documentation, quality assurance or support, notwithstanding minor contributions by Siebel. Siebel hereby assigns all Proprietary Rights in such Andersen-owned Work Products to Andersen and agrees that such Andersen-owned Work Products may be used by Siebel only with Andersen's prior written consent. Notwithstanding the foregoing, Andersen agrees that if any such Andersen-owned Work Products contain information which is confidential to Siebel, it shall be used by Andersen only in accordance with the terms of the Nondisclosure Agreement. The Andersen-owned Work Products shall include a copyright notice identifying Andersen as the owner of the copyright therein.

        4. OWNERSHIP OF JOINTLY DEVELOPED WORK PRODUCTS. Work Products shall be deemed to have been jointly developed only when Siebel and Andersen agree in writing in advance in the form of a Joint Development Agreement, and each party materially participates in any phase of specification, design, coding, documentation, quality assurance, or support. The purpose of a Joint Development Agreement is to consider up front the potential economic and strategic value of the proposed Work Products, as well as specifically articulate "material participation" in terms of roles, responsibilities, effort level, schedule, etc. of each party. A Joint Development Agreement also addresses ownership rights if different from those identified in this section of this Agreement. Ownership of jointly-developed Work Products will be determined by type of Work Products as follows:

                 4.1 SOFTWARE. All software products, including new modules for the General Release versions of Siebel software products (any Siebel product that is or will be generally and commercially available) (the "Base Systems"), interfaces to other products, and APIs (the "Software Work Product") will be made available to Siebel for inclusion in the General Release of the Base System at Siebel's discretion. Andersen hereby assigns to Siebel its Proprietary Rights in such Software Work Products unless specified otherwise in a Joint Development Agreement. Siebel shall be solely responsible for support of such Software Work Product. For Software Work Products not incorporated in the Base System, Andersen shall have an exclusive, royalty-free, fully-paid, worldwide, perpetual, irrevocable license to use such Software Work Products and to distribute such Software Work Products to joint Siebel/Andersen customers of the Base System, provided that Andersen shall assume all responsibility for support of such Software Work Products although Andersen is under no obligation to offer such support to any customer. These distribution rights shall be exclusive of other third party Siebel system implementors.

                4.2 TRAINING MATERIALS. All Application User Training material shall be owned by Siebel. Siebel agrees that Andersen will be given royalty-free access to Application User Training material for inclusion in Andersen developed Application Usage Training material. Royalty payments will be determined on a case by case basis depending on specific commercial arrangements for remarketing/reselling of Application Usage Training. Andersen has the Proprietary Rights to Application Usage Training developed by Andersen. The Siebel owned Application User Training shall include a copyright notice identifying Siebel as the owner of the copyright therein. The Andersen owned Application Usage Training shall include a copyright notice identifying Andersen as the owner of the copyright therein. All Andersen Application Usage Training will clearly identify Siebel Application User Training (or the system documentation incorporated therein) and include appropriate copyright identification.

                4.3 CONFIGURATION TEMPLATES. Specific configurations of the Base System which are jointly developed by Siebel and Andersen to address a particular industry, market, or client need, shall be jointly-owned and both parties agree to use such configuration templates only at joint Siebel/Andersen customer engagements without obligation to account, unless otherwise documented in the Joint Development Agreement or the Teaming Agreement. Any jointly-owned configurations of the Base System shall include a valid copyright notice identifying both Siebel and Andersen as joint owners of the copyright therein.

        4.4 OTHER WORK PRODUCTS. Other Work Products that are jointly developed by Siebel and Andersen, including product demonstrations, presentations and marketing collateral, will be jointly-owned and may be used without restriction by either party without obligation to account, subject to each party's obligations pursuant to the Nondisclosure Agreement. Any jointly-owned Other Work Products shall include a valid copyright notice identifying both Siebel and Andersen as joint owners of the copyright therein.

        4.5 JOINTLY DEVELOPED COPYRIGHT MARK. Jointly developed documents that contain proprietary or confidential information should be marked as such. To facilitate the creation and security of these documents, the following verbiage should appear on all jointly developed documents:

        "This document contains confidential and/or copyrighted material proprietary to Siebel Systems, Inc. and confidential and/or copyrighted material proprietary to Andersen Consulting. This document, and the information and ideas herein, may not be disclosed, copied, reproduced or distributed to anyone outside Siebel Systems, Inc. and Andersen Consulting without prior written consent of Siebel Systems and Andersen Consulting. Upon request, the recipient will promptly return this document without retaining any copies and destroy all analysis, reports or the other extracts based on the document."

     5. PRE-EXISTING ANDERSEN MATERIALS. In the course of the development effort hereunder, the parties may conclude that pre-existing Andersen proprietary materials might be appropriate for use in connection with the Siebel Products. In such cases, agreed by the parties in writing, Andersen will retain its ownership in such materials and shall be free to continue to use them without restriction, but will provide a license to Siebel to use or incorporate such materials with the Siebel Products.

     6. GENERAL

        6.1 This Agreement may not be transferred or otherwise transferred by either party, in whole or in part, without the prior written consent of the other party. No provision of this Agreement may be waived except by a writing by the party to be charged, nor may this Agreement be amended except by a writing executed by both parties.

        6.2 The foregoing represents the complete and exclusive statement of the agreement between the parties with respect to the subject matter of this Agreement and supersedes any and all prior oral or written agreements, proposals, commitments, understandings, or communications with respect to the subject matter of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, each by its duly authorized representative, as of the date first above written.


SIEBEL SYSTEMS, INC.                    ANDERSEN CONSULTING LLP

Address:  4005 Bohannon Drive           Address:
          Menlo, Park, CA 94025

By:                                     By:
- -------------------------------         ---------------------------------
(Print Name)                            (Print Name)

- -------------------------------         ---------------------------------
(Title)                                 (Title)

- -------------------------------         ---------------------------------
(Signature/Date)                        (Signature/Date)

                     SIEBEL SYSTEMS AND ANDERSEN CONSULTING

                          STRATEGIC BUSINESS ALLIANCE

                                 ATTACHMENT III

                                CONFIDENTIALITY




DRAFT 5/6/96

                  SIEBEL SYSTEMS, INC./ANDERSEN CONSULTING LLP
                        MUTUAL NON-DISCLOSURE AGREEMENT

This Agreement is made effective as of the 17th day of March, 1995 by and between Siebel Systems, Inc. ("Siebel") a California corporation, and Andersen Consulting LLP, ("Andersen") an Illinois partnership, to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available to each other.

In reliance upon and in consideration of the following undertakings, the parties agree as follows:

1. Subject to the limitations set forth in Paragraph 2, all information disclosed to the other party identified or marketed as proprietary or confidential shall be deemed to be "Proprietary Information" provided however that the following information or materials shall be deemed to constitute Proprietary Information without the requirements that a party identify or mark such information as proprietary or confidential; any trade secret, information, process, technique, algorithm, computer program (source and object code), documentation, training materials, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Proprietary Information shall also include all information which either party has received from others and which it is obligated to treat as confidential. If Proprietary Information is disclosed in oral form, the disclosing party shall use reasonable efforts to thereafter summarize it in writing and transmit it to the other party within thirty (30) days of the oral disclosure.

2. The term "Proprietary Information" shall not be deemed to include information which: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information as demonstrated by competent evidence; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without any breach of this Agreement as demonstrated by competent evidence; or (e) is the subject of a prior written permission to disclose provided by the disclosing party.

3. Each party agrees to protect and treat the confidentiality of the other party's Proprietary Information in a manner consistent with how it protects and treats its own proprietary and confidential information. Each party may use such Proprietary Information only to the extent required to accomplish the purposes of the Master Alliance Agreement between the parties. Proprietary Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this Agreement.

4. Proprietary Information shall not be reproduced in any form except as reasonably required to accomplish the intent of the Master Alliance Agreement.

5. Each party under this Agreement shall advise its employees who might have access to Proprietary Information of the other party of the confidential nature thereof and agrees that its employees shall be bound by the terms of this Agreement. No Proprietary Information shall be disclosed to any employee who does not have a need for such information. The receiving party shall not disclose any Proprietary Information to any third party without the disclosing party's express, written consent. For the purposes of this Section 5, the term "employee" shall include, in addition to employees, directors, officers, consultants and other agents of the receiving party.

6. All Proprietary Information (including all copies thereof) shall remain the property of the disclosing party and shall be returned to the disclosing party after the receiving party's need for it has expired of upon request of the disclosing party, and in any event, upon completion or termination of this Agreement.

7. Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

        (a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto to allow such other party to make a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued;

        (b)  is otherwise required by law; or

        (c) is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8. This Agreement shall be coterminous with the term of the Master Alliance Agreement. The termination of this Agreement shall not relieve either party of the obligations imposed by Paragraphs 3, 4, 5 and 6 of this Agreement with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of those Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

9. This Agreement shall govern all confidentiality issues between the parties and supersedes any prior agreements. Specifically, the terms of this Agreement will govern all employee access agreements that will be signed by Andersen personnel and their agents.

Agreed To:                              Agreed To:
Siebel Systems, Inc.                    Andersen Consulting LLP
Address: 4005 Bohannon Drive            Address:
         Menlo Park, CA 94025

By:                                     By:
- ------------------------------------    --------------------------------------
(Print Name)                            (Print Name)

- ------------------------------------    --------------------------------------
(Title)                                 (Title)

- ------------------------------------    --------------------------------------

(Signature/Date)                        (Signature/Date)


                                                                              4